Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Aircastle Limited
Julia Hallisey
Tel: + 1-203-504-1063
Aircastle to Present at the Stephens Fall Investor Conference on November 17, 2010
Stamford, CT. November 10, 2010 — Aircastle Limited (NYSE: AYR) today announced that Chief Financial Officer Michael Inglese is scheduled to present at the Stephens Fall Investor Conference on Wednesday, November 17, 2010 at 3:00 P.M. Eastern Time at The New York Palace Hotel in New York.
A live webcast of the presentation and slides will be available to the public on the Investors section of Aircastle’s website at www.aircastle.com. Please allow extra time prior to the presentation to visit the site and download the necessary software required to listen to the internet broadcast. A replay of the presentation will also be available on the company’s website for one year.
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of September 30, 2010 Aircastle’s aircraft portfolio consisted of 132 aircraft and had 63 lessees located in 36 countries.
For more information regarding Aircastle and to be added to our email distribution list, please visit www.aircastle.com.